                                                               EXHIBIT 99.4.(I)

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                                                  SAFECO Life Insurance Company
[GRAPHIC OMITTED][GRAPHIC OMITTED]                          5069 154th Place NE
                                                 Redmond, Washington 98052-9669

===============================================================================

This is a legal Contract between the Owner (referred to in this Contract as "you" and "your") and SAFECO Life Insurance Company (referred to in this Contract as "SAFECO Life", "our", "us", and "we"). SAFECO Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. SAFECO Life will make annuity payments to the payee (you or someone you choose), beginning on the Annuity Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of this Contract. SAFECO Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

IF YOU HAVE QUESTIONS, COMMENTS, OR COMPLAINTS, PLEASE CONTACT SAFECO LIFE AT 1-877-4SAFECO (472-3326).

                           READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE THE CONTRACT: [Text will vary based on state requirements and whether or not this contract replaces another life insurance policy or annuity contract.]

Signed for SAFECO Life Insurance Company by:


/s/ R. A. Pierson                                /s/ Randall H. Talbot
R. A. Pierson                                    Randall H. Talbot
Sr. Vice President and Secretary                 President

              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. SEE "PURCHASE PAYMENT PROVISIONS", "INVESTMENT OPTIONS", AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.

                               (R) A registered trademark of SAFECO Corporation
LPC-1175 4/00

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                                TABLE OF CONTENTS
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
CONTRACT DATA PAGE.....................................................Insert

DEFINITIONS
         Accumulation Phase.................................................1
         Accumulation Unit..................................................1
         Annuitant..........................................................1
         Annuity Date.......................................................1
         Annuity Unit.......................................................1
         Beneficiary........................................................1
         Contract...........................................................1
         Contract Year......................................................1
         Fixed Account......................................................1
         General Account....................................................1
         Income Phase.......................................................1
         IRC................................................................1
         Owner..............................................................1
         Portfolios.........................................................1
         Purchase Payment...................................................1
         Separate Account...................................................1

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT.................................................2
         OWNER..............................................................2
         ANNUITANT..........................................................2
         BENEFICIARY........................................................2
                  Change of Beneficiary.....................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS..................................................3
         ALLOCATION OF PURCHASE PAYMENTS....................................3
         ACCUMULATION UNITS.................................................3

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS........................................4
                  Substitution of Shares....................................4
         FIXED ACCOUNT......................................................4
                  Interest Crediting........................................4
                  Interest Compounding......................................4
         CONTRACT VALUE.....................................................5
         TRANSFERS..........................................................5

CHARGES
         INSURANCE CHARGES..................................................5
                  Mortality and Expense Risk Charge.........................5
                  Asset Related Administration Charge.......................5
         ANNUAL ADMINISTRATION MAINTENANCE CHARGE...........................5
         CONTINGENT DEFERRED SALES CHARGE...................................6
         WITHDRAWAL CHARGE..................................................7
         TRANSFER CHARGE....................................................7
         PREMIUM TAXES......................................................7
         INCOME OR OTHER TAXES..............................................7

WITHDRAWAL PROVISIONS
         WITHDRAWALS.........................................................7
                  Free Withdrawal Amount.....................................8
                  Repetitive Withdrawals.....................................8

ANNUITY PAYMENT PROVISIONS
         ANNUITY PAYMENTS....................................................8
                  Life Annuity...............................................8
                  Life Annuity with Guaranteed Period........................8
                  Joint and Survivor Life Annuity............................8
                  Payments Based on a Number of Years........................9
                  Automatic Option...........................................9
         CALCULATION OF ANNUITY PAYMENTS.....................................9
                  Fixed Annuity Payments.....................................9
                  Variable Annuity Payments..................................9
                  Changing Portfolio Elections after the Annuity Date.......10

DEATH BENEFIT PROVISIONS
         DEATH OF ANNUITANT Prior to the Annuity Date.......................11
         DEATH OF OWNER Prior to the Annuity Date...........................11
                  Calculation of Death Benefit..............................11
                  Payment of Death Benefit..................................12
         DEATH OF ANNUITANT On or After the Annuity Date....................12
         DEATH OF OWNER On or After the Annuity Date........................12

GENERAL PROVISIONS
         ACCOUNT STATEMENTS.................................................13
         ASSIGNMENT OF BENEFITS.............................................13
         COMMUNICATIONS.....................................................13
         ESSENTIAL DATA.....................................................13
         EVIDENCE OF SURVIVAL...............................................13
         JURISDICTION.......................................................13
         MISSTATEMENT OF AGE OR SEX.........................................13
         NONPARTICIPATION...................................................13
         SEPARATE ACCOUNT...................................................14
         STATE REQUIRED BENEFITS............................................14
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS..........14
         TERMINATION OF CONTRACT............................................14
         THE CONTRACT.......................................................14
         VOTING RIGHTS......................................................14

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE...............................15
         FIXED ANNUITY PURCHASE RATE TABLE..................................16

                                CONTRACT DATA PAGE

PRODUCT:                          SPINNAKER(R)- [NON-QUALIFIED ANNUITY]

OWNER:                            [JOHN DOE]
                                  [1234 MAIN ST.]
                                  [ANY CITY, ANY STATE  99999-9999]

ANNUITANT:                        [JOHN DOE]

CONTRACT NUMBER:                  [LP12345678]

CONTRACT DATE:                    [1/01/2001]

ANNUITANT'S AGE ON CONTRACT DATE: [35]

ANNUITY DATE                      [5/20/2035]

DELIVERED IN THE STATE OF         [ANY STATE]    AND GOVERNED BY ITS LAWS.

MAXIMUM ISSUE AGE: 85

MAXIMUM ANNUITIZATION AGE: 90 (annuity payments must begin prior to the Annuitant's 91st birthday)

MINIMUM INITIAL PURCHASE PAYMENT: $2,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT: $250

MINIMUM WITHDRAWAL: $250, or the contract value if less.

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to 1.25% of the average daily net asset value of each Portfolio.

ASSET RELATED ADMINISTRATION CHARGE: Equal on an annual basis to 0.15% of the average daily net asset value of each Portfolio.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE: $30 each Contract Year. The charge is waived if the contract value is $50,000 or more. The charge is guaranteed to never exceed $35.

CONTINGENT DEFERRED SALES CHARGE:

               CONTRACT YEAR                      CHARGE
                    1                      8% of amount withdrawn
                    2                      7% of amount withdrawn
                    3                      6% of amount withdrawn
                    4                      5% of amount withdrawn
                    5                      4% of amount withdrawn
                    6                      3% of amount withdrawn
                    7                      2% of amount withdrawn
                    8                      1% of amount withdrawn
                  After 8                  0% of amount withdrawn

Total Contingent Deferred Sales Charges will not exceed 8.5% of the Purchase Payments made under this Contract.

LPC-1180/EF 4/00                   Page 1 of 2

WITHDRAWAL CHARGE: $25 or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in a Contract Year.

TRANSFER CHARGE: $10 or 2% of amount transferred, whichever is less, for each transfer after the 12th transfer in a Contract Year.

PREMIUM TAXES: As of the contract date, premium taxes are not charged in your state.

ELIGIBLE INVESTMENTS:

 1.  SAFECO RST Money Market Portfolio                          15.  Dreyfus IP Technology Growth Portfolio
 2.  SAFECO RST Bond Portfolio                                  16.  Dreyfus Socially Responsible Growth Fund, Inc.
 3.  Franklin U.S. Government Securities Fund - Class 2         17.  Franklin Small Cap Fund - Class 2
 4.  Dreyfus VIF Quality Bond Portfolio                         18.  AIM V.I. Growth Fund
 5.  Federated High Income Bond Fund II                         19.  AIM V.I. Aggressive Growth Fund
 6.  Federated Utility Fund II                                  20.  INVESCO VIF-Real Estate Opportunity Fund
 7.  Scudder VLIF Balanced Portfolio                            21.  Scudder VLIF International Portfolio
 8.  American Century VP Balanced                               22.  American Century VP International
 9.  J.P. Morgan U.S. Disciplined Equity Portfolio              23.  Templeton Developing Markets Securities Fund - Class 2
10.  Fidelity VIP III Growth Opportunities Portfolio            24.  SAFECO RST Equity Portfolio
11.  Fidelity VIP III Growth & Income Portfolio                 25.  SAFECO RST Northwest Portfolio
12.  Fidelity VIP Growth Portfolio                              26.  SAFECO RST Growth Opportunities Portfolio
13.  Dreyfus VIF Appreciation Portfolio                         27.  SAFECO RST Small Company Value Portfolio
14.  Dreyfus IP MidCap Stock Portfolio                          28.  SAFECO Fixed Account

SEPARATE ACCOUNT:               SAFECO Separate Account C

ANNUITY SERVICE OFFICE:

HOME OFFICE:                                                     MAILING ADDRESS:
SAFECO Life Insurance Company                                    SAFECO Life Insurance Company
Retirement Services                                              Retirement Services
5069 154th Place NE                                              P.O. Box 34690
Redmond, WA  98052-9669                                          Seattle, WA  98124-1690
Telephone:      877-472-3326
Fax:            425-376-5599

(R)Spinnaker is a registered trademark of SAFECO Life Insurance Company

LPC-1180/EF 4/00                    Page 2 of 2

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                                DEFINITIONS
===============================================================================

ACCUMULATION PHASE                  The period between the date we allocate your first Purchase Payment and the Annuity Date.

ACCUMULATION UNIT                   A measurement used to calculate the value of a Portfolio during the Accumulation
                                    Phase and variable annuity payments made under the Payments Based on a Number of Years annuity option.

ANNUITANT                           The natural person(s) on whose life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

ANNUITY DATE                        The date annuity payments begin under an annuity option.

ANNUITY UNIT                        A measurement used to calculate variable annuity payments during the Income Phase, except for the Payments Based on a Number of Years annuity option.

BENEFICIARY                         The person(s) entitled to receive any benefits upon the death of the Owner or, if applicable, the Annuitant.

CONTRACT                            This Flexible Premium Deferred Variable Annuity.

CONTRACT YEAR                       A 12-month period starting on the contract date shown on your contract data page and each anniversary of that date.

FIXED ACCOUNT                       An investment option of this Contract that provides for guaranteed interest. Purchase
                                    Payments allocated to the Fixed Account become part of SAFECO Life's General Account.

GENERAL ACCOUNT                     The assets of SAFECO Life other than those attributable to Separate Accounts.

INCOME PHASE                        The period beginning on the Annuity Date during which the payee receives annuity payments.

IRC                                 The Internal Revenue Code of 1986, as amended.

OWNER                               The person(s) or entity(ies) named on the contract application, unless changed. The Owner has all ownership rights under this Contract.

PORTFOLIOS                          The variable investment options available under the Contract.

PURCHASE PAYMENT                    An amount paid to SAFECO Life for allocation under this Contract, less any premium tax due at the time this payment is made.

SEPARATE ACCOUNT                    A segregated asset account established under Washington law and shown on the contract data page.

                                     - 1 -

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                         THE ANNUITY CONTRACT
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
ABOUT THE CONTRACT                  This Contract is an agreement between SAFECO Life and you, the Owner, where we promise to pay the payee (you or someone you choose) an income in the form of annuity payments, beginning on the date you select, or a death benefit to your Beneficiary(ies). When you are investing money, your Contract is in the Accumulation Phase. Once you begin receiving annuity payments, your
                                    Contract is in the Income Phase.

                                    You purchased this Contract with the initial Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                    The Contract is called a variable annuity because you can allocate money among variable investment Portfolios available within the Separate Account. The investment performance of the
                                    Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. You may also allocate money to the Fixed Account which credits guaranteed interest rates.

OWNER                               The Owner is shown on the contract application, unless changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                    If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page.

ANNUITANT                           The Annuitant is/are the person(s) on whose life/lives annuity payments are based. You are the
                                    Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum annuitization age shown on the contract data page when annuity payments begin.

                                    Owners who are non-natural persons (for example, corporations or trusts) may not change the
                                    Annuitant.

BENEFICIARY                         The Beneficiary receives any benefit payable after you die or, if applicable, after the
                                    Annuitant(s) dies. You initially name your Beneficiaries on the contract application.

  CHANGE OF BENEFICIARY             You may change your Beneficiary designation at any time by sending us a signed and dated request.  However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change.  A new Beneficiary designation revokes any prior designation and is not effective until we record the change.  We are not responsible for the validity of any
                                    Beneficiary designation nor for any actions we may take prior to receiving and recording a
                                    Beneficiary change.

                                     - 2 -

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===============================================================================
                          PURCHASE PAYMENT PROVISIONS
===============================================================================

PURCHASE PAYMENTS                   During the Accumulation Phase, you may make additional Purchase Payments. You may change the amount and frequency of Purchase Payments. The minimum dollar amounts are shown on the contract data page. If you stop making Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn. Purchase Payments must be in lawful currency of the
                                    United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669,
                                    or P.O. Box 34690, Seattle, WA 98124-1690, or in a manner agreed to by SAFECO Life.

                                    We reserve the right to refuse any Purchase Payment. If we do not accept a Purchase Payment, we will return it within five days.

ALLOCATION OF PURCHASE PAYMENTS     Your initial Purchase Payment will be allocated according to your instructions on your contract application. Unless you tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment (unless that was a
                                    Purchase Payment you directed us to allocate on a one-time-only basis).

                                    Once we receive your Purchase Payment, the portion to be allocated to the Fixed Account is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                    When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the
                                    SAFECO RST Money Market Portfolio until the Contract is 15 days old. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION UNITS                  When you make Purchase Payments or transfers into a Portfolio, we credit your Contract with
                                    Accumulation Units.  Similarly, when you request a withdrawal or a transfer of money from a
                                    Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase
                                    Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit on the date the transaction occurs.

                                    We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day by:
                                    (1)  determining the total value of the particular Portfolio;
                                    (2)  subtracting from that amount the mortality and expense risk charge, the asset related administration charge, and any taxes SAFECO Life may incur on earnings attributable to the Contracts; and
                                    (3)  dividing this amount by the number of outstanding Accumulation Units of the particular
                                         Portfolio.

                                    The value of an Accumulation Unit will usually go up or down from day to day.

===============================================================================
                            INVESTMENT OPTIONS
===============================================================================

VARIABLE INVESTMENT OPTIONS         You may allocate money to the Portfolios shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract.
                                    Portfolios have different investment objectives. Investment performance of a Portfolio may be positive or negative.

  SUBSTITUTION OF SHARES            If any shares of the Portfolios are no longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another Portfolio. We will seek prior approval of the Securities and Exchange Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT                       The Fixed Account is part of SAFECO Life's General Account and provides for guaranteed interest rates as follows.

  INTEREST CREDITING                We establish the annual effective interest rates that apply to Purchase Payments allocated to the Fixed Account. The annual effective interest rate will be at least 3.00%.

                                    Each Purchase Payment allocated to the Fixed Account will be credited with the interest rate established for the date that we receive the Purchase Payment. This rate will apply to the
                                    Purchase Payment for an initial period of at least 12 months from the date we receive it.

                                    We can adjust the interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the interest rate more often than every 12 months.

                                    Different interest rates may apply to each of your Purchase Payments depending on the interest rate established for the date that we received the Purchase Payment and any subsequent rate adjustments.

                                    For the purpose of crediting interest, when you take a withdrawal from the Fixed Account, the
                                    Purchase Payment you last made, and the interest credited to it, is considered to be withdrawn first.

                                    If you stop allocating Purchase Payments to the Fixed Account, we will continue to credit your balance in the Fixed Account with the applicable interest rate(s).

  INTEREST COMPOUNDING              SAFECO Life credits interest daily on each Purchase Payment allocated to the Fixed Account from the date we receive your payment up to, but not including, the date you withdraw the funds from the Fixed Account.

                                    Annual effective interest rates show the effect of daily compounding of interest over a
                                    12-month period.

CONTRACT VALUE                      Your contract value is the sum of the values in the Portfolios and the Fixed Account attributable to your Contract.  We calculate this by:
                                    -  adding all the Purchase Payments you invested;
                                    -  subtracting the charges which have been deducted;
                                    -  subtracting the withdrawals you have made;
                                    -  adjusting for each Portfolio's gain or loss;
                                    -  adding the interest we credit while any of your contract value is in the Fixed Account;
                                    -  subtracting the amounts withdrawn for an annuity option; and
                                    -  subtracting the amounts withdrawn to pay the death benefit.

TRANSFERS                           During the Accumulation Phase, you can transfer money among the Portfolios and the Fixed
                                    Account. In each Contract Year you can make 12 transfers free of charge. Each additional transfer in a Contract Year may have a transfer charge, as shown on the contract data page.

                                    The minimum amount you can transfer out of any investment option at one time is $500, or the entire value of the investment option if less. In addition to this minimum, transfers out of the Fixed Account are limited to a maximum of 10% of the Fixed Account value per Contract Year.
                                    You must transfer the entire amount out of an investment option if, after a transfer, the remaining balance would be less than $500. The minimum amount you can transfer into any investment option is $50.

                                    We reserve the right to reject any transfer request from any person if, in our judgment, a
                                    Portfolio would be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. We reserve the right to modify, suspend, or terminate transfer privileges at any time.

===============================================================================
                                 CHARGES
===============================================================================

The following charges apply to your Contract:

INSURANCE CHARGES                   Each day we make deductions for our insurance charges. We do this as part of our calculation of the value of Accumulation Units and Annuity Units. The insurance charge has two parts:
                                    (1) the mortality and expense risk charge and (2) the asset related administration charge.

  MORTALITY AND EXPENSE RISK        This charge is equal, on an annual basis, to a percentage of the average daily net asset
  CHARGE                            value of each Portfolio. The percentage is shown on the contract data page.

  ASSET RELATED ADMINISTRATION      This charge is equal, on an annual basis, to a percentage of the average daily net asset
  CHARGE                            value of each Portfolio. The percentage is shown on the contract data page.

ANNUAL ADMINISTRATION MAINTENANCE   An annual administration maintenance charge will be deducted from your Contract on the last day
CHARGE                              of each Contract Year and if you withdraw the entire contract value.  This charge, shown on the contract data page, may be changed prior to the Annuity Date but will never exceed $35 per

                                    Contract Year. The investment option from which this charge is deducted is determined by the hierarchical order of the investment options shown on the contract data page.

                                    We will not deduct this charge if your contract value is at least $50,000 when the deduction is to be made. During the Income Phase, we will not deduct this charge unless the payee is receiving annuity payments under the Payments Based on a Number of Years annuity option and your contract value is less than $50,000.

                                    If the annual administration maintenance charge is to be deducted from the Fixed Account, it will be reduced if:
                                    -   it is greater than the Purchase Payments we received for the current Contract Year; and
                                    -   the amount by which the charge exceeds the Purchase Payments, when deducted from net interest, would reduce net interest to below 3.00%.
                                    If these conditions are met, the charge will be limited to Purchase Payments received during the current Contract Year plus the amount of interest credited in excess of 3.00%.

CONTINGENT DEFERRED SALES CHARGE    A contingent deferred sales charge may be assessed on withdrawals from your Contract. The charge is a percentage of the amount withdrawn and is shown on the contract data page. When the withdrawal is for only part of your contract value, the charge will be deducted from the remaining contract value, unless you tell us otherwise.

                                    You can withdraw 10% of your contract value each Contract Year without a contingent deferred sales charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of withdrawal. If you take more than one withdrawal in a
                                    Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that
                                    Contract Year.

                                    Contingent deferred sales charges will not be assessed on the following:
                                    -   repetitive withdrawals, if the withdrawals are equal or substantially equal and are expected to deplete the contract value over your life expectancy or the joint life expectancy of you and your Beneficiary. However, if you take additional withdrawals or otherwise modify or stop the repetitive withdrawals, the repetitive withdrawals taken during the Contract Year will be included when determining whether more than 10% of the contract value has been withdrawn;
                                    -   annuity payments;
                                    -   withdrawals taken on account of your death; and
                                    -   withdrawals taken after you have been confined to a hospital or nursing home for 60 consecutive days if:
                                        -   the confinement begins after the contract date; and
                                        -   the withdrawal is taken:
                                            -    during confinement; or
                                            -    within 60 days after confinement ends.

                                     - 6 -

                                    We may require proof of confinement.

                                    Hospital may be defined in one of two ways. It may mean a lawfully operated institution that is licensed as a hospital by the Joint Commission of Accreditation of Hospitals. Or it may mean a lawfully operated institution that provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services.

                                    Nursing home is defined as a facility licensed by the state that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

WITHDRAWAL CHARGE                   The withdrawal charge, shown on the contract data page, is deducted for each withdrawal after the first withdrawal in a Contract Year. This charge will be deducted from your remaining contract value, unless you tell us otherwise.

                                    We will not deduct this charge for annuity payments, repetitive withdrawals, or if you withdrawl the entire contract value.

TRANSFER CHARGE                     The transfer charge, shown on the contract data page, is deducted from your Contract for each transfer after the 12th transfer in a Contract Year.

                                    Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation or interest sweep, or portfolio rebalancing do not count against your
                                    12 free transfers, provided the scheduled transfers continue for at least 6 months.

PREMIUM TAXES                       The contract data page shows whether or not premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES               Currently we do not pay income or other taxes on earnings attributable to your Contract.
                                    However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

===============================================================================
                         WITHDRAWAL PROVISIONS
===============================================================================

WITHDRAWALS                         During the Accumulation Phase, you may withdraw part or all of your contract value. Each withdrawal must be $250, or the contract value if less. If a withdrawal would reduce the value of any investment option to less than $500, the remaining value in the investment option will also be withdrawn.

                                    To take withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each investment option. Once we receive your request, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                    A withdrawal may have a contingent deferred sales charge, a withdrawal charge, and, if you surrender the Contract by withdrawing the entire contract value, an annual administration maintenance charge.

  FREE WITHDRAWAL AMOUNT            There will be no contingent deferred sales charge on the first 10% of your contract value withdrawn in a Contract Year. In addition, there is no withdrawal charge on the first withdrawal you make in a Contract Year.

  REPETITIVE WITHDRAWALS            You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

===============================================================================
                         ANNUITY PAYMENT PROVISIONS
===============================================================================

ANNUITY PAYMENTS                    You must choose a lump sum or start the Income Phase no later than the maximum annuitization age shown on the contract data page, or an earlier date if required by law. During the Income
                                    Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the
                                    Annuity Date.

                                    To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                    Switching to the Income Phase is irrevocable. Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments.

  LIFE ANNUITY                      The payee receives monthly annuity payments as long as the Annuitant is living. Annuity payments stop when the Annuitant dies.

  LIFE ANNUITY WITH GUARANTEED      The payee receives monthly annuity payments for the longer of the Annuitant's life or a
  PERIOD                            guaranteed period of five or more years as selected by you and agreed to by us. If the
                                    Annuitant dies before all guaranteed payments have been made, the rest will be made to the
                                    Beneficiary. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                    As an alternative to monthly payments, the Beneficiary may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

  JOINT AND SURVIVOR LIFE           The payee receives monthly annuity payments as long as the Annuitant is living. After the
  ANNUITY                           Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the second Annuitant is living. You name the second Annuitant and payment percentage at the time you elect

                                    this option. Annuity payments stop the later of the date the Annuitant dies or the date the second Annuitant dies.

  PAYMENTS BASED ON A NUMBER        The payee receives annuity payments based on a number of years as selected by you and agreed
  OF YEARS                          to by us.  You may select monthly, quarterly, or annual annuity payments.  Each annuity payment reduces the number of Accumulation Units and/or value of the Fixed Account in the Contract.
                                    Annuity payments continue until the entire value in the Portfolios and/or the Fixed Account has been paid out. You can stop these annuity payments and receive a lump sum equal to the remaining contract value less any contingent deferred sales charge. This option does not promise to make payments for the Annuitant's life. If the Owner dies before all annuity payments have been made, there will be a death benefit payable in accordance with the "DEATH OF
                                    OWNER On or After the Annuity Date" provision.

  AUTOMATIC OPTION                  If you do not choose an annuity option at least 30 days before the latest Annuity Date allowed under this Contract, we will make annuity payments under the Payments Based on a Number of
                                    Years annuity option. The number of years will be equal to the Annuitant's life expectancy.

CALCULATION OF ANNUITY PAYMENTS     You can choose whether annuity payments will be made on a fixed basis, variable basis, or both.
                                    If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

                                    The calculation for annuity payments under the Payments Based on a Number of Years annuity option is described above in "Annuity Payments - Payments Based on a Number of Years". The
                                    following calculations apply to all other annuity options.

  FIXED ANNUITY PAYMENTS            The dollar amount of each fixed annuity payment will stay the same. This amount will be calculated by applying the contract value that you want to use to purchase fixed annuity payments to the Fixed Annuity Purchase Rate Table of this Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

  VARIABLE ANNUITY PAYMENTS         The dollar amount of each variable annuity payment will vary depending on the investment performance of the Portfolios that you selected.

                                    FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable
                                    Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                    SUBSEQUENT VARIABLE ANNUITY PAYMENTS: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                        NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units credited for each Portfolio is the amount of the first annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the 15th day of the month preceding the Annuity Date. The number of Annuity Units used to calculate the variable annuity payment each month remains constant unless you change Portfolio elections.

                                        VALUE OF VARIABLE ANNUITY UNITS: The value of an Annuity Unit will usually increase or decrease from one month to the next. For each month after the first month, the value of an
                                        Annuity Unit of a particular Portfolio is:
                                        -  the value of that Annuity Unit as of the 15th day of the preceding month (or the next day that the NYSE is open);
                                        -  multiplied by the Net Investment Factor(s) for that Portfolio; and
                                        -  divided by the Assumed Investment Factor for the period.

                                        The Net Investment Factor is a number that represents the change in the Accumulation Unit value of a Portfolio on successive days when the NYSE is open. The Net Investment Factor for any Portfolio for any valuation day is determined by dividing the current Accumulation
                                        Unit value by the prior day's Accumulation Unit value. The Net Investment Factor will likely be different than the Assumed Investment Factor, and therefore the Annuity Unit value will usually increase or decrease.

                                        The Assumed Investment Factor for a one-day valuation period is 1.00010746. This factor neutralizes the assumed investment return of 4% in the Variable Annuity Purchase Rate Table.

                                    We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

  CHANGING PORTFOLIO ELECTIONS      After the Annuity Date, you may request to change Portfolio elections once a month. Transfers
  AFTER THE ANNUITY DATE            are not allowed to or from the Fixed Account.  Changes will affect the number of units used to calculate annuity payments.

===============================================================================
                      DEATH BENEFIT PROVISIONS
===============================================================================

DEATH OF ANNUITANT                  If the Annuitant is not an Owner and the Annuitant dies before the Annuity Date, you must
PRIOR TO THE ANNUITY DATE           designate a new Annuitant. If no designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                    If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner.

DEATH OF OWNER                      If any Owner dies before the Annuity Date, we will pay a death benefit to the:
PRIOR TO THE ANNUITY DATE           -  surviving Owner or joint Owner; or if none, then
                                    -  surviving primary Beneficiary(ies); or if none, then
                                    -  surviving contingent Beneficiary(ies); or if none, then
                                    -  the estate of the last Owner to die.

  CALCULATION OF DEATH BENEFIT      The death benefit is the higher of:
                                    (1) the current contract value; or
                                    (2) if the death benefit is payable upon the sole Owner's or oldest joint
                                         Owner's death, the minimum guaranteed death benefit.

                                    When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                    -   the date we receive proof of death and the Beneficiary's election of how to receive payment; or
                                    -   six months from the date of death.

                                        REQUIRED INFORMATION RECEIVED WITHIN 6 MONTHS OF THE DATE OF DEATH: If the minimum guaranteed death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the minimum guaranteed death benefit. This additional amount will be allocated to the investment options in the same proportion that Purchase Payments were last allocated.
                                        Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.

                                        REQUIRED INFORMATION RECEIVED MORE THAN 6 MONTHS AFTER THE DATE OF DEATH: If the minimum guaranteed death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the prevailing money market rates from the 6-month anniversary until the date we receive the required information. At that time we will allocate this additional amount, with the credited interest, to the investment options in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.


                                    The initial minimum guaranteed death benefit is equal to the first Purchase Payment. It is reset on each 8-year contract anniversary until the oldest Owner attains age 72. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

                                    The minimum guaranteed death benefit is immediately increased by additional Purchase Payments and adjusted for withdrawals and annuity payments made under the Payments Based on a Number of
                                    Years annuity option. After such withdrawal or annuity payment, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the contract value after the withdrawal or annuity payment to the contract value before the withdrawal or annuity payment.

  PAYMENT OF DEATH BENEFIT          To pay the death benefit, we need proof of death, such as a certified copy of a death certificate, plus written direction from the Beneficiary regarding how he or she wants to receive the money. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                    The Beneficiary may elect to receive the death benefit as:
                                    -   a lump sum payment or series of withdrawals that are completed within five years from the date of death; or
                                    -   annuity payments made over the Beneficiary's life or life expectancy. To receive annuity payments, the Beneficiary must make this election within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

                                    If the Beneficiary is the Owner's spouse, the spouse may have the option to continue the
                                    Contract and will then be the Owner of the Contract. If this spouse is also the oldest joint
                                    Owner, the minimum guaranteed death benefit will apply on the death of this spouse. Otherwise, the benefit on the death of your spouse will be the contract value.

                                    If a Beneficiary entitled to receive a death benefit dies before the death benefit is distributed to the Beneficiary, we will pay the death benefit to the Beneficiary's named
                                    Beneficiary or, if none, to the Beneficiary's estate.

DEATH OF ANNUITANT                  If the Annuitant is not the Owner and dies after the Annuity Date, then we will continue paying
ON OR AFTER THE ANNUITY DATE        any remaining annuity payments to the Owner.

DEATH OF OWNER                      If the Owner dies after the Annuity Date, then any amounts paid after the death of the Owner
ON OR AFTER THE ANNUITY DATE        will depend on which annuity option was selected. If the Owner dies while annuity payments are being paid under the Payments Based on a Number of Years annuity option, we will pay a death benefit calculated in the same manner as a death benefit determined during the Accumulation
                                    Phase. If the Owner dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option. We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect. The right to receive the death benefit or change the payee for remaining annuity payments is determined as follows:
                                    -  the surviving Owner or joint Owner; or if none, then
                                    -  the surviving primary Beneficiary(ies); or if none, then
                                    -  the surviving contingent Beneficiary(ies); or if none, then
                                    -  the estate of the last Owner to die.

===============================================================================
                            GENERAL PROVISIONS
===============================================================================

ACCOUNT STATEMENTS                  At least once each calendar year we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              You can assign or otherwise transfer this Contract. To the extent allowed by law, payments under this Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS                      All written communications to you will be addressed to you at your last known address on file with SAFECO Life.

                                    All written communications to SAFECO Life must be addressed to SAFECO Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 34690, Seattle, Washington
                                    98124-1690.

ESSENTIAL DATA                      You and each person entitled to receive benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

JURISDICTION                        In the event of a dispute, the laws of the jurisdiction in which the Contract is delivered will apply.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of correct age or sex at any time.  If annuity payments are based on life or life expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid.  We will not credit interest on underpayments or charge interest on overpayments.

NONPARTICIPATION                    This Contract is nonparticipating, which means it will not share in any distribution of profits, losses, or surplus of SAFECO Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that underlie the contract values invested in the
                                    Portfolios.  The assets in the Separate Account are the property of SAFECO Life. However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct.  Income, gains and losses
                                    (realized and unrealized), resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of SAFECO
                                    Life.

STATE REQUIRED BENEFITS             The benefits of this Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone payment of annuity payments, withdrawals, or
WITHDRAWALS, OR TRANSFERS           transfers from the Portfolios for any period of time when:
                                    -  the NYSE is closed (other than customary weekend or holiday closings);
                                    -  trading on the NYSE is restricted;
                                    -  an emergency exists such that disposal of or determination of the value of the Portfolio shares is not reasonably practicable; or
                                    -  the SEC, by order, so permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed
                                    Account for a period of 6 months after receiving the request. The interest rate credited to the
                                    Fixed Account during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate when SAFECO Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page, and contract application, as may be amended, and any endorsements are the entire Contract. Only an authorized officer of SAFECO Life may change this
                                    Contract. Any change must be in writing. SAFECO Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       SAFECO Life is the legal owner of the Portfolios' shares. However, when a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                       ANNUITY PURCHASE RATE TABLES
===============================================================================

                    VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 Years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

                                   CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY VARIABLE ANNUITY*

                  LIFE ANNUITY                  LIFE ANNUITY                  LIFE ANNUITY               JOINT & SURVIVOR**
                NO PERIOD CERTAIN              5 YEARS CERTAIN              10 YEARS CERTAIN                          5 YEARS
                                                                                                        LIFE          CERTAIN
   AGE         MALE          FEMALE          MALE          FEMALE          MALE          FEMALE        ANNUITY        AND LIFE
   60        $197.53        $212.16        $198.19        $212.54        $200.20        $213.72        $230.94        $230.94
   61         193.64         208.52         194.37         208.94         196.57         210.24         227.76         227.76
   62         189.65         204.77         190.44         205.23         192.88         206.66         224.45         224.46
   63         185.55         200.90         186.42         201.42         189.13         202.98         221.03         221.04
   64         181.35         196.93         182.31         197.50         185.33         199.22         217.48         217.50
   65         177.06         192.84         178.12         193.47         181.50         195.37         213.81         213.83
   66         172.68         188.65         173.87         189.33         177.63         191.43         210.02         210.04
   67         168.23         184.34         169.56         185.09         173.76         187.42         206.09         206.12
   68         163.72         179.91         165.22         180.74         169.88         183.34         202.05         202.08
   69         159.18         175.37         160.85         176.29         166.01         179.20         197.88         197.92
   70         154.60         170.71         156.48         171.73         162.17         175.01         193.59         193.64
   71         150.02         165.94         152.11         167.08         158.37         170.78         189.18         189.24
   72         145.44         161.07         147.76         162.36         154.62         166.52         184.66         184.74
   73         140.86         156.11         143.42         157.57         150.93         162.26         180.03         180.13
   74         136.27         151.08         139.09         152.73         147.30         158.01         175.30         175.43
   75         131.68         145.99         134.77         147.87         143.74         153.79         170.48         170.63
   76         127.09         140.88         130.49         143.00         140.26         149.63         165.58         165.76
   77         122.51         135.74         126.25         138.13         136.87         145.54         160.59         160.83
   78         117.95         130.59         122.05         133.29         133.58         141.54         155.55         155.83
   79         113.42         125.44         117.92         128.46         130.42         137.65         150.44         150.79
   80         108.93         120.28         113.85         123.67         127.38         133.89         145.29         145.72
   81         104.49         115.13         109.87         118.94         124.48         130.28         140.10         140.62
   82          100.10        110.01         105.98         114.28         121.74         126.86         134.89         135.53
   83          95.78         104.94         102.19         109.72         119.16         123.63         129.67         130.45
   84          91.53          99.92          98.50         105.28         116.75         120.62         124.46         125.41
   85          87.36          94.99          94.94         100.98         114.50         117.82         119.27         120.42
   86          83.26          90.15          91.50          96.85         112.41         115.23         114.12         115.52
   87          79.24          85.43          88.21          92.92         110.47         112.85         109.02         110.72
   88          75.30          80.83          85.06          89.19         108.68         110.66         103.99         106.04
   89          71.50          76.43          82.09          85.70         107.04         108.66          99.07         101.53
   90          67.84          72.24          79.28          82.44         105.56         106.88          94.29          97.19

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

**   Annuitant and second Annuitant are assumed to be the same age.

                       FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by SAFECO Life upon request.

                                    CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY FIXED ANNUITY*

                  LIFE ANNUITY                  LIFE ANNUITY                  LIFE ANNUITY               JOINT & SURVIVOR**
                NO PERIOD CERTAIN              5 YEARS CERTAIN              10 YEARS CERTAIN                          5 YEARS
                                                                                                        LIFE          CERTAIN
   AGE         MALE          FEMALE          MALE          FEMALE          MALE          FEMALE        ANNUITY        AND LIFE
   60        $255.94        $279.92        $256.65         $280.33       $258.98        $281.70        $311.12        $311.13
   61         249.36         273.38         250.13         273.83         252.70         275.34         304.87         304.88
   62         242.72         266.76         243.56         267.26         246.40         268.91         298.51         298.52
   63         236.01         260.05         236.93         260.60         240.09         262.42         292.04         292.05
   64         229.25         253.27         230.27         253.88         233.78         255.88         285.46         285.48
   65         222.44         246.42         223.57         247.09         227.50         249.29         278.79         278.81
   66         215.61         239.50         216.87         240.23         221.25         242.67         272.02         272.04
   67         208.76         232.51         210.18         233.31         215.06         236.02         265.15         265.18
   68         201.92         225.45         203.52         226.33         208.93         229.36         258.20         258.23
   69         195.12         218.32         196.91         219.30         202.90         222.69         251.16         251.21
   70         188.37         211.14         190.37         212.22         196.98         216.04         244.06         244.11
   71         181.68         203.90         183.91         205.12         191.19         209.41         236.88         236.95
   72         175.07         196.62         177.54         198.00         185.53         202.84         229.66         229.74
   73         168.55         189.33         171.28         190.88         180.01         196.34         222.38         222.49
   74         162.10         182.04         165.10         183.81         174.64         189.94         215.08         215.21
   75         155.71         174.78         159.01         176.79         169.43         183.67         207.75         207.91
   76         149.41         167.58         153.04         169.85         164.39         177.55         200.41         200.61
   77         143.20         160.44         147.18         163.00         159.52         171.61         193.08         193.33
   78         137.08         153.39         141.45         156.26         154.85         165.86         185.77         186.08
   79         131.07         146.41         135.87         149.64         150.39         160.32         178.49         178.87
   80         125.19         139.52         130.43         143.14         146.14         155.02         171.25         171.71
   81         119.42         132.74         125.16         136.80         142.13         149.99         164.06         164.63
   82         113.80         126.08         120.06         130.63         138.35         145.25         156.95         157.64
   83         108.31         119.55         115.13         124.65         134.83         140.82         149.93         150.77
   84         102.96         113.18         110.38         118.89         131.56         136.71         143.01         144.03
   85          97.76         106.98         105.83         113.37         128.54         132.93         136.21         137.45
   86          92.70          100.97        101.48         108.12         125.74         129.45         129.54         131.05
   87          87.79          95.16          97.34         103.14         123.18         126.28         123.02         124.85
   88          83.02          89.57          93.42          98.48         120.82         123.38         116.67         118.88
   89          78.46          84.26          89.74          94.14         118.68         120.77         110.53         113.17
   90          74.10          79.24          86.28          90.11         116.76         118.46         104.61         107.73

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $222,440.

**   Annuitant and second Annuitant are assumed to be the same age.

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